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                                                                   Exhibit 10.34

                         AMENDED AND RESTATED AGREEMENT

         This AMENDED AND RESTATED AGREEMENT (the "Agreement") is made and entered into as of the 1st day of January, 1999, by and between UNION BANK AND TRUST COMPANY, a Nebraska bank and trust company, acting in its own right and in its capacity as trustee, as seller ("Seller"), and NATIONAL EDUCATION LOAN NETWORK, INC., a Nevada corporation, as purchaser ("Purchaser").

                                   WITNESSETH:

         WHEREAS, Seller is engaged in a program of marketing, originating, holding and selling loans made to eligible borrowers in accordance with the provisions of the Higher Education Act (as defined herein), the proceeds of which are used to pay the costs incurred by students attending post-secondary educational institutions and Seller's annual volume of originations of such loans has exceeded the aggregate amount of $120 million in recent years;

         WHEREAS, Purchaser through its affiliates is engaged in a program of purchasing, holding and financing loans made to eligible borrowers in accordance with the provisions of the Higher Education Act, the proceeds of which are used primarily to pay the costs incurred by students attending post-secondary educational institutions; and

         WHEREAS, Seller and Union Financial Services, Inc. entered into that certain Agreement dated as of July 1, 1997, as amended by that certain First Amendment to Agreement (collectively, the "Prior Agreements"), which were assigned to and assumed by Purchaser, and pursuant to the Prior Agreements Seller sold to Purchaser, and Purchaser purchased from Seller, rights with respect to a portion of Seller's Student Loan origination operations and activities, in accordance with the terms and conditions of the Prior Agreements; and

         WHEREAS, Seller and Purchaser desire to amend the Prior Agreements and restate the Prior Agreements as amended as specified herein.

         NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

         The following words and terms used in this Agreement shall have the following meanings unless otherwise provided herein or unless the context or use clearly indicates another or different meaning or intent:

         "Agreement" shall mean this Agreement, including all exhibits attached hereto, and any supplements or amendments hereto.

         "Alternative Loan" shall mean a loan made to borrowers to pay the costs incurred by students attending educational institutions of higher learning, and which is not made pursuant to the Higher Education Act and which is not guaranteed by a Guarantee Agency.

         "Commitment" shall mean Seller's commitment to provide Purchaser with rights to Student Loan originations pursuant to Section 2.1 hereof.

         "Eligible Loan" shall have the meaning ascribed thereto in the Loan Sale Agreement.

         "Excess Origination Amount" shall mean the aggregate Principal Balance of Eligible Loans originated and fully disbursed by Seller in any calendar year during the term of this Agreement, which exceeds the amount of $240 million.

         "Higher Education Act" shall mean Part B of Title IV of the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act, and all regulations, directives, bulletins and guidelines proposed or promulgated from time to time thereunder.

         "Loan Sale Agreement" shall mean the Student Loan Sale Agreement form attached hereto as Exhibit A.

         "Portfolio" shall mean a group of Eligible Loans sold by Seller pursuant to Section 2.1 or Section 2.2 hereof.

         "Principal Balance" shall mean the original principal amount of a Student Loan, plus capitalized interest (if any) and items which may not be guaranteed or insured (such as late charges), less payments by or on behalf of the Student Borrower.

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         "Purchase Price" shall mean, with respect to a Portfolio of Eligible
Loans, (i) 100.0% of the aggregate Principal Balance of the Eligible Loans included in the Portfolio, plus accrued and unpaid interest thereon, each as of the Scheduled Sale Date, plus (ii) reimbursement of origination fees in the amount of 0.50% of the aggregate Principal Balance of the Eligible Loans included in the Portfolio, and plus (iii) an origination cost of $6.00 per Eligible Loan.

         "Purchaser" shall mean National Education Loan Network, Inc.

         "Scheduled Sale Date" shall mean the date agreed upon for the sale of a Portfolio of Eligible Loans.

         "Seller" shall mean Union Bank and Trust Company, in its own right and as trustee, or its successors or assigns.

         "Student Borrower" shall mean the obligor on a Student Loan.

         "Student Loan" shall mean a loan under the Higher Education Act to an Eligible Borrower (as defined in the Loan Sale Agreement), for education at an Eligible Institution (as defined in the Loan Sale Agreement), or loan to consolidate the same.

         "UNIPAC" shall mean UNIPAC Servicing Corporation, or its successors or assigns.

                                   ARTICLE II
                           SALE OF ORIGINATION RIGHTS

                  2.1 Volume of Origination Rights. Subject to the terms and conditions of this Agreement, and in express reliance upon the representations, warranties and covenants as set forth herein, Purchaser hereby purchases from Seller, or the designee of Seller, and Seller (directly or through its designee) sells to Purchaser a portion of Seller's rights with respect to future originations of Student Loans. Purchaser shall acquire rights with respect to originations of Student Loans equal, on an annual basis, to the aggregate amount of Eligible Loans originated and totally disbursed by Seller for each calendar year (January 31 through December 31) during the term of this Agreement, which exceeds the base of $120 million. The base originations in the aggregate Principal Balance of $120 million per calendar year shall be retained or disposed of by Seller in a manner in which Seller chooses at its option in its sole discretion. The amount of originations of Student Loans in which Purchaser acquires rights hereunder shall not be deemed to constitute any type of guaranteed volume hereunder. The computation of the amount of Student Loan originations each year shall not take into account or include the amount of Eligible Loans purchased by Seller from other eligible lenders, although such Eligible Loans may be sold

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by Seller to Purchaser in order to satisfy the commitment of Seller hereunder.
Seller shall be excused from its obligation to sell such rights to originations of Eligible Loans under this Section 2.1 if Seller does not originate a sufficient volume of Eligible Loans for the reason that either (i) Seller at its option ceases all or substantially all of its Eligible Loan origination activities, or (ii) Seller cannot satisfy such obligation after use of commercially reasonably efforts in light of then current conditions and factors including, without limitation, availability of Eligible Loans, industry conditions, legislative changes, impact of implementation of a direct lending program by the Secretary under the Higher Education Act, commercial reasonableness and fiscal considerations. If Seller originates and fully disburses in any calendar year during the term of this Agreement Eligible Loans with an aggregate Principal Balance which exceeds $240 million, then Seller is hereby granted the option in its sole discretion to (a) retain all rights with respect to originations of Eligible Loans with an aggregate Principal Balance of up to 25.0% of the Excess Origination Amount, without payment to Purchaser, and
(b) retain all rights with respect to originations of Eligible Loans with an aggregate Principal Balance which is greater than 25.0% of the Excess Origination Amount by payment to Purchaser of an amount equal to the amount by which the fair market value (as mutually agreed upon by the parties) of such retained Eligible Loans exceeds 100% of the Principal Balance of such retained Eligible Loans. Seller's option to retain Eligible Loans in clause (a) of the preceding sentence shall be reduced to an option to retain Eligible Loans with an aggregate Principal Balance of up to 10.0% of the Excess Origination Amount if Purchaser becomes affiliated with Northeast Loan Marketing Association or its for-profit subsidiary. Seller may exercise such option at any time prior to sale of Eligible Loans included in the Excess Origination Amount to Purchaser or its designee hereunder, by Seller's written notice of its intent to exercise the option which identifies the amount of the aggregate Principal Balance of Eligible Loans to be retained.

                  2.2 Rights Acquired. With respect to originations of Eligible Loans in which Purchaser acquires an interest pursuant to this Agreement, Purchaser or its designee shall have the right to purchase the totally disbursed and originated Eligible Loans at the Purchase Price; such purchases shall be made pursuant to the terms and conditions of the Loan Sale Agreement. If Purchaser designates a buyer to purchase Eligible Loans at a price in excess of the Purchase Price, Seller shall after consummation of such purchase promptly remit to Purchaser the difference between the price paid by the designated buyer and the Purchase Price. All of the Eligible Loans that are sold to Purchaser or its designee pursuant to the Loan Sale Agreement shall be serviced for the life of such loans by Seller with UNIPAC acting as subservicer under that certain Amended and Restated Servicing Agreement dated as of June 19, 1996 between Seller and Purchaser, or such other servicing agent as Seller may consent to at Seller's option. With respect to Eligible Loans in which Purchaser acquires origination rights under this Agreement, if the servicing fees charged by Seller exceed the servicing fees charged by UNIPAC as

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subservicer, Seller shall promptly remit to Purchaser such excess amount. Except as otherwise specified herein, Purchaser or its designee shall acquire no right with respect to any individual Eligible Loan until purchased pursuant to a Loan Sale Agreement.

                  2.3 Consideration for Sale of Origination Rights. In addition to the Purchase Price paid by Purchaser to Seller for the Eligible Loans to be purchased under the Loan Sale Agreement, Purchaser or its predecessor in interest has paid to Seller the amount of $3,500,000.00 as of July 1, 1997, receipt of which is hereby acknowledged by Seller, and (ii) provide a put option to Seller under the terms and conditions as set forth in Section 2.5 below.

                  2.4 Termination of Commitment. The Commitment, unless extended as set forth herein, shall terminate on December 31, 2001. The Commitment, unless terminated after the initial term upon the mutual written consent of Purchaser and Seller, shall renew for successive one year terms following the initial term.

                  2.5 Put Option. Subject to the terms of this Agreement, and in express reliance upon the representations, warranties and covenants set forth herein, Purchaser hereby grants an option to Seller to put to Purchaser or its designee for each year during the term of this Agreement, and Purchaser hereby agrees to purchase (or cause its designee to purchase) from Seller upon Seller's exercise of the put option granted herein, Portfolios of Eligible Loans having an aggregate Principal Balance up to, but not in excess of, $120 million. To exercise its put option with respect to a Portfolio of Eligible Loans, Seller shall give Purchaser notice of Seller's intent to exercise the put option and the Principal Balance and Purchase Price of such Portfolio. The Scheduled Sale Date for a Portfolio to be sold pursuant to this Section 2.5 shall be the first day of the month which follows the date of the notice of exercise of the put option by not less than thirty (30) days and not more than sixty (60) days. Optional sales of Eligible Loans by Seller to Purchaser under this Section 2.5 shall reduce Seller's obligations under the Commitment under Section 2.1 above. Irrespective of prior sales, the amount of Seller's put option and Purchaser's obligation pursuant thereto shall be reinstated to $120 million on January 1 of each year during the term of this Agreement.

                  2.6 Deferral of Purchase. When one or more Portfolios of Eligible Loans are ready for sale to Purchaser pursuant to Section 2.1 and
Section 2.2 hereof, Seller and Purchaser shall have the option (the "Deferral Option"), subject to their mutual agreement, to defer the time of purchase of Eligible Loans (other than under circumstances where Seller exercises its put option pursuant to Section 2.5 hereof). Either party may exercise the Deferral Option by giving oral or written notice thereof to the other after one or more Portfolios of Eligible Loans are ready for sale to Purchaser pursuant to Section
2.1 and Section 2.2 hereof, and the Deferral Option shall be effective upon approval by the party

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receiving such notice of exercise of the Deferral Option. Such approval shall be in the sole discretion of the party receiving notice of exercise of the Deferral Option. A Portfolio shall not be deemed to be ready for sale unless and until Seller is required to sell Eligible Loans contained in such Portfolio to Purchaser under the terms of this Agreement, and the Portfolio contains Eligible Loans with an aggregate outstanding principle balance of at least $5,000,000.00. Exercise of the Deferral Option shall defer the purchase of the Eligible Loans which are available for sale for one period up to 30 calendar days after the date the notice of exercise of the Deferral Option is received (the "Deferral Period"); successive Deferral Options cannot be exercised with respect to the same Portfolio of Eligible Loans without the consent of Seller in Seller's discretion. If either party hereto exercises the Deferral Option and the Deferral Option becomes effective, Seller shall pay to Purchaser during the Deferral Period an amount (the "Deferral Fee") equal to the product of (a) the aggregate principal balance outstanding on the Eligible Loans affected by the Deferral Option, multiplied by (b) the annual rate equal to sixty basis points (0.60%). Seller shall be responsible for servicing fees with respect to Eligible Loans affected by the Deferral Option during the Deferral Period.

                                   ARTICLE III
                     PORTFOLIO CHARACTERISTICS AND SERVICING

                  3.1 Portfolio Characteristics.

                  The Portfolios of Eligible Loans in which Purchaser acquires rights under this Agreement shall constitute a representative mix of the Eligible Loans originated and fully disbursed by Seller during the year in which Purchaser acquires interests in such Eligible Loans.

                  3.2 Servicing. All of the Eligible Loans originated by Seller pursuant to this Agreement are currently serviced or subserviced by UNIPAC.

                                   ARTICLE IV
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  4.1 Representations, Warranties and Covenants of Seller. Seller hereby represents, covenants, and warrants to Purchaser that:

                  (a) Organization and Authority of Seller. Seller is duly organized, validly existing and in good standing under the laws of the State of Nebraska and has all necessary statutory power and authority to own its assets and carry on its business as now being conducted; Seller has, and its officers acting on its behalf have, all necessary statutory power and authority to make and perform this Agreement, including (without

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limitation) the power and authority to sell, assign and transfer Student Loans to the Purchaser, and to repurchase Student Loans as required under the terms hereof.

                  (b) Status. Seller has applied for and received the Secretary's or Guarantee Agency's designation, as the case may be, as an "eligible lender" under the Higher Education Act.

                  (c) Legal and Binding Obligation. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action, and do not require any stockholder approval or approval or consent of, or notice to, any trustee or holders of indebtedness or obligations of Seller; upon due execution and delivery by the parties hereto, this Agreement will constitute the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

                  (d) No Conflicts neither the execution, delivery or performance by Seller of this Agreement, nor the consummation or performance by Seller of the transactions contemplated hereby, will conflict with, result in a violation of, or constitute a default (or an event which could constitute a default with the passage of time or notice or both) under, (i) any of the terms of Seller's charter or bylaws, or (ii) any indenture, mortgage, contract or other agreement to which seller is a party or by which it or its properties are bound, or any law or regulation by which it or its properties are bound, where, in the case of this clause (ii), such conflict, violation or default could have a material adverse effect on seller's ability to perform its obligations hereunder. Seller is not a party to or bound by any agreement or instrument or subject to any charter or other corporate restrictions or judgment, order, write, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

                  (e) No Defaults or Violations. Seller is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which seller is a party or by which it or its properties are bound, or in violation of any law or regulation, which default or violation could have a material adverse effect on Seller's ability to perform its obligations hereunder.

                  (f) No Consents. No consent, approval or authorization of any government or governmental body, including (without limitation) the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System or any state bank regulatory agency, is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby.

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                  (g) No Litigation. There are no pending or threatened actions or proceedings by or before any court, administrative agency or arbitrator, that could if adversely determined, materially and adversely affect the ability of Seller to perform its obligations hereunder, and there are not presently existing orders of any court, administrative agency or arbitrator that could have a material and adverse affect on the ability of Seller to perform its obligations hereunder.

                  (h) Continuing Obligation of Seller. Seller agrees that during the term of this Agreement, it will (i) remain in good standing and qualified to do business under the laws of the United States of America and the jurisdictions in which it operates, (ii) conduct its business in accordance with all applicable state and federal laws, (iii) continue to be qualified to carry out this Agreement, and (iv) be an "eligible lender" under the Higher Education Act and continue to be approved by the Guarantee Agency.

                  (i) Solvency. The fair salable value of the assets on a going concern basis of the Seller and its subsidiaries, on a consolidated basis, as of the time of each Scheduled Sale Date is in excess of the total amount of their liabilities. With respect to each Scheduled Sale Date, at the close of the immediately preceding fiscal quarter of the Seller, the Seller had a positive net worth as determined in accordance with generally accepted accounting principles.

                  4.2 Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents, covenants, and warrants to Seller that:

                  (a) Organization and Authority of Purchaser. Purchaser is a duly organized, validly existing corporation in good standing under the laws of the State of Nevada; Purchaser has, and its officers acting on its behalf have, all necessary statutory power and authority to make and perform this Agreement, (without limitation) the power and authority to purchase Student Loans from the Seller under the terms and conditions of this Agreement.

                  (b) Legal and Binding Obligation. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action, and do not require any stockholder approval or approval or consent of, or notice to, any trustee or holders of indebtedness or obligations of Purchaser; upon due execution and delivery by the parties hereto, this Agreement will constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

                  (c) No Conflict. Neither the execution, delivery or performance by Purchaser of this Agreement, nor the consummation or performance by Purchaser of the transactions contemplated hereby, will conflict with, result in a violation of, or constitute

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a default (or an event which could constitute a default with the passage of time or notice or both) under, (i) any of the terms of Purchaser's charter or bylaws, or (ii) any indenture, mortgage, contract or other agreement to which Purchaser is a party or by which it or its properties are bound, or any law or regulation by which it or its properties are bound, where, in the case of this clause (ii), such conflict, violation or default could have a material adverse effect on Purchaser's ability to perform its obligations hereunder. Purchaser is not a party to or bound by any agreement or instrument or subject to any charter or other corporate restrictions or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement.

                  (d) No Defaults or Violations. Purchaser is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which Purchaser is a party or by which it or its properties are bound, or in violation of any law or regulation, which default or violation could have a material adverse effect on Purchaser's ability to perform its obligations hereunder.

                  (e) No Consents. No consent, approval or authorization of any government or governmental body, is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby.

                  (f) No Litigation. There are no pending or threatened actions or proceedings by or before any court, administrative agency or arbitrator, that could if adversely determined, materially and adversely affect the ability of Purchaser to perform its obligations hereunder, and there are no presently existing orders of any court, administrative agency or arbitrator that could have a material and adverse affect on the ability of Purchaser to perform its obligations hereunder.

                  (g) Continuing Obligation of Purchaser. Purchaser agrees that during the term of this Agreement, it will remain in good standing and qualified to do business under the laws of the United States of America and any other jurisdictions in which it operates, and conduct its business in accordance with all applicable state and federal laws.

                                    ARTICLE V
                                  MISCELLANEOUS

                  5.1 Communications and Notices. Unless otherwise expressly provided herein, all notices, requests, demands or other instruments which may or are required to be given by either party to the other, shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to whom such

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notice is to be given, or upon expiration of a period of 48 hours from and after the postmark thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, addressed as follows:

If to Purchaser:

         National Education Loan Network, Inc.
         121 S. 13th Street, Suite 301
         Lincoln Square
         Lincoln, Nebraska 68508
         Attn: Don Bouc
         Telephone: (402) 458-2300
         Facsimile: (402) 458-2399

If to Seller:

         Union Bank and Trust Company
         6801 South 27th Street
         Lincoln, Nebraska 68512
         Attn: Michael S. Dunlap, Executive Vice President
         Telephone: (402) 483-8260
         Facsimile: (402) 483-8286

Any party may change the address and name of addressee to which subsequent notices are to be sent to it, by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the 5th day after it is mailed.

                  5.2 Forms of Instruments, Proceedings. All instruments relating to the sale and purchase of the Student Loans, and all proceedings to be taken in connection with this Agreement and the transactions contemplated herein, shall be in form and substance mutually satisfactory to Seller and Purchaser and their respective counsel.

                  5.3 Payment of Expenses. Each party to this Agreement shall pay its own expenses incurred in connection with the preparation, execution and delivery of this Agreement and the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel.

                  5.4 Non-Business Days. If the date for taking any action required hereunder is not a Business Day, then such action can be taken, without interest or

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penalty, on the next succeeding Business Day, with the same force and effect as if such action was taken on the required date.

                  5.5 Amendments, Modifications and Waivers. The provisions of this Agreement cannot be amended, waived or modified unless such amendment, waiver or modification be in writing and signed by the parties hereto. Inaction or failure to demand strict performance shall not be deemed a waiver.

                  5.6 Severability. If any provision of this Agreement shall be held, or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such a circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other situation or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Agreement or any part hereof.

                  5.7 Remedies. Unless otherwise expressly provided herein, no remedy by the terms of this Agreement conferred upon or reserved to the Purchaser is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or existing at law or in equity (including, without limitation, the right to such equitable relief by way of injunction), or statute on or after the date of this Agreement.

                  5.8 Assignment. This Agreement may not be assigned or otherwise transferred, in whole or in part, by one party without the prior written consent of the other parties, which consent shall not unreasonably be withheld. Consent is hereby granted by Seller for Purchaser to assign this Agreement, in whole or in part, to any affiliate of Purchaser.

                  5.9 Binding Effect. All covenants and agreements herein contained shall extend to and be obligatory upon all successors of the respective parties hereto.

                  5.10 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nebraska.

                  5.11 Entire Agreement. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated by this Agreement, and all prior or contemporaneous agreements, understandings, representations and statements between the parties, written or oral.

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                  5.12 Counterparts. This Agreement may be simultaneously
executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

            [The remainder of this page is intentionally left blank.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amended and
Restated Agreement to be duly executed as of the day and year first written above.

                                 UNION BANK AND TRUST COMPANY
                                 In its Own Right and in its Capacity as Trustee

                             By:    /s/ Kenneth Backemeyer
                                    ----------------------------------------
                             Title: Sr. V.P.
                                    ----------------------------------------

                                    NATIONAL EDUCATION LOAN NETWORK, INC.

                             By: /s/ Don Bouc
                                 -------------------------------------------
                                 Don Bouc
                                 President

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

                               LOAN SALE AGREEMENT

         This LOAN SALE AGREEMENT is made and entered into as of the ______________________________ day of ________________, ___________, by and
between UNION BANK AND TRUST COMPANY, a Nebraska bank and trust company, acting in its own right and in its capacity as trustee, as seller ("Seller"), and ___________________________________________________, as purchaser
("Purchaser").

                                   WITNESSETH:

         WHEREAS, Seller is engaged in a program of originating, purchasing, holding and selling loans made to eligible borrowers in accordance with the provisions of the Higher Education Act (as defined herein), the proceeds of which are used to pay the costs incurred by students attending post-secondary educational institutions;

         WHEREAS, Purchaser is engaged in a program of purchasing, holding and financing Student Loans;

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain student loans, including Federal Stafford Loans, Federal PLUS Loans and Federal Supplemental Loans for Students, made and guaranteed or insured pursuant to the Higher Education Act, in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The capitalized words and terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in that certain Amended and Restated Indenture of Trust (the "Indenture") dated as of June 15, 1996 between Union Financial Services-1, Inc. and Trustee. As used in this Agreement, the following capitalized terms, unless the context or use clearly indicates another or different meaning or intent, shall have the following meanings:

         "Agreement" shall mean this Agreement, including all exhibits attached hereto and any supplements or amendments hereto.


                                  Exhibit "A"


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         "Commitment" shall mean Seller's commitment to sell Eligible Loans to
Purchaser pursuant to Section 2.1 hereof.

         "Guaranteed Loan" shall mean a Student Loan which is Guaranteed or Insured.

         "Higher Education Act" shall mean the Act.

         "Insured Loan" shall mean a Student Loan which is Insured.

         "Interest Benefit Payments" shall mean interest payments on Student Loans received pursuant to an Interest Benefits Agreement.

         "Obligation" shall mean any bond, note or other evidence of indebtedness issue by Purchaser to finance the purchase of Eligible Loans hereunder.

         "Portfolio" shall mean a group of Eligible Loans sold to Purchaser by Seller pursuant to Section 2.1 hereof on a Scheduled Sale Date.

         "Principal Balance" shall mean the original principal amount of a Student Loan, plus capitalized interest (if any) and items which may not be guaranteed or insured (such as late charges), less payments of principal by or on behalf of the Student Borrower.

         "Purchase Price" shall mean _________________% of the aggregate Principal Balance of the Eligible Loans included in the Portfolio, plus accrued and unpaid interest thereon, each as of the Scheduled Sale Date.

         "Purchaser" shall mean _____________________________ or its successors or assigns.

         "Scheduled Sale Date" shall mean the dates specified in Section 2.1 or
Section 2.2 for purchase of a Portfolio of Eligible Loans by Purchaser, unless such date is changed by mutual agreement of the parties, in which case the Scheduled Sale Date shall be the new date agreed to by the parties.

         "Seller" shall mean Union Bank and Trust Company, in its own right and as trustee, or its successors or assigns.

         "Student Borrower" shall mean the obligor on a Student Loan.

         "Student Loan" shall mean a loan under the Higher Education Act to an Eligible Borrower for education at an Eligible Institution (or a loan to consolidate the same).

         "UNIPAC" shall mean UNIPAC Servicing Corporation, or its successors or assigns.

                                   ARTICLE II
                              LOAN SALE COMMITMENT

         2.1 Loan Sale Commitment. Subject to the terms and conditions of this Agreement, and in express reliance upon the representations, warranties and covenants set forth herein, Seller agrees to sell, and Purchaser agrees to purchase at the Purchase Price all right, title and interest of the Seller in and to Eligible Loans having an aggregate Principal Balance of $______________ million, which sale and purchase is to be consummated on or before ______________________________ (the "Scheduled Sale Date").

         Upon sale of the Eligible Loans to the Purchaser, the Seller shall relinquish all power and control over the original promissory notes relating to such Eligible Loans, and the Purchaser shall relinquish all power and control over such original promissory notes upon delivery to UNIPAC as custodian pursuant to the provisions of that certain Custodian Agreement among the Purchaser, between UNIPAC and the Trustee dated as of ______________________________, 199_.

         2.2 Delivery Prior to Scheduled Sale Date. The parties agree that consummation of the sale of a Portfolio of Eligible Loans may occur prior to the Scheduled Sale Date dates set forth above at the discretion of the Seller; provided, however, that the requirements of Section 4.1 shall be met in connection with such sale; and provided further, that the sale of the Portfolios of Eligible Loans shall be consummated no later than the dates set forth above. The aggregate Principal Balance of any Eligible Loans sold by Seller to Purchaser pursuant to this Agreement or otherwise prior to of the Scheduled Sale Date shall correspondingly reduce the Seller's commitment on the Scheduled Sale Date.

         2.3 Rebate of Premium. In the event the Seller originates or purchases a Consolidation Loan under Section 428C of the Higher Education Act and the proceeds of such Consolidation Loan are used to repay the principal and interest due on an Eligible Loan sold by Seller to Purchaser under this Agreement, then, upon demand by Purchaser (or without demand if Seller has actual knowledge of such repayment), Seller shall rebate the premium paid by Purchaser to Seller in connection with the purchase of said Eligible Loan by paying to Purchaser an amount equal to _______% of the principal balance of said Eligible Loan then outstanding; provided, that the rebate specified herein shall not be payable to the extent paid pursuant to Section 5.2 hereof.

         2.4 Characterization of Transfer. The Purchaser and each Seller intend that each transfer under Section 2.01 be treated as a true and absolute sale of all of the Seller's right, title and interest in and under the Eligible Loans and not a transfer intended as a security interest.

                                   ARTICLE III
                     PORTFOLIO CHARACTERISTICS AND SERVICING

         3.1 Portfolio Characteristics. The Portfolios of Eligible Loans sold by Seller to Purchaser under this Agreement shall have the following characteristics: (i) the Eligible Loans shall, in the aggregate, have an average borrower indebtedness ("ABI") of at least $3,500.00; (ii) no more than 30% of the aggregate Principal Balance of all of the Eligible Loans as of the date of sale may be attributable to Student Loans the proceeds of which funded tuition to private Eligible Institutions offering only non-baccalaureate degrees; (iii) at least 70% of the aggregate Principal Balance of all of the Eligible Loans as of the date of sale shall be attributable to Federal Stafford Loans (as defined in the Higher Education Act) which qualify for Interest Benefit Payments, PLUS Loans or SLS Loans; (iv) no more than 30% of the aggregate Principal Balance of all of the Eligible Loans as of the date of sale may be attributable to Unsubsidized Loans, and (v) no more than 10% of the aggregate Principal Balance of all of the Eligible Loans as of the date of sale may be attributable to Consolidation Loans, unless otherwise agreed by the Parties. An individual Portfolio of Eligible Loans sold pursuant to this Agreement may not have the characteristics described in the preceding sentence if, immediately after the consummation of the purchase of such Portfolio of Eligible Loans, the aggregate of all Eligible Loans sold to Purchaser pursuant to this Agreement shall have such characteristics. If Purchaser does not object to the characteristics of any Portfolio of Eligible Loans, sold pursuant to this Agreement, within 30 days of such sale, Purchaser shall be deemed to have waived any objection to the characteristics of such Portfolio.

         3.2 Servicing. All of the Eligible Loans that may be sold by Seller to Purchaser pursuant to this Agreement are currently serviced (or will be serviced on the Scheduled Sale Date) by UniPac pursuant to the Servicing Agreement. On the effective date (determined under Section 4.4 hereof) for the sale of a Portfolio of Eligible Loans, Purchaser shall cause UniPac to commence servicing such Portfolio pursuant to the Servicing Agreement at Purchaser's expense and under the identification number of Purchaser or its designee.

         3.3 Change of Student Loan Servicer; Right to Repurchase. If Purchaser elects to remove any Eligible Loan Purchased by it from Seller pursuant to this Agreement from the servicing system of UniPac for any reason (other than the sale of an Eligible Loan for purposes of serialization), Purchaser shall give Seller written notice of such election at least 60 days prior to the date Purchaser intends to so remove such Eligible Loans. Seller shall then have the option to repurchase from Purchaser all of the Eligible Loans proposed to be removed from the UniPac servicing system (or a portion of such Eligible Loans if the ABI and other characteristics of the portion selected for repurchase are representative of all Eligible Loans then held by Purchaser) on any date selected by it prior to such removal, at a purchase price equal to the Principal Balance of such Eligible Loans then outstanding, plus accrued and unpaid interest as of the date of repurchase, and under terms and conditions that are substantially similar to those in Article IV hereof. Seller's option to repurchase shall be exercised by sending written notice thereof to Purchaser within 60 days after Seller's receipt of Purchaser's election to remove Eligible Loans from the UniPac servicing system.

                                   ARTICLE IV
                           SALE/PURCHASE OF PORTFOLIOS

         4.1 Tender of Eligible Loans to Purchaser. With respect to a Portfolio of Eligible Loans to be sold to Purchaser pursuant to Section 2.1 hereof prior to the Scheduled Sale Date (or at such other time as the parties may agree), Seller shall furnish Purchaser or its designee with a list of the Eligible Loans (each, a "Schedule of Student Loans") to be included in such Portfolio, and shall authorize and direct UniPac to release such information and documentation to Purchaser or its designee as Purchaser, in its reasonable judgement, deems necessary and appropriate to undertake a review of such loans to determine whether (i) such loans constitute Eligible Loans under this Agreement, and (ii) the Portfolio, aggregated with the other Eligible Loans that have been sold to Purchaser by Seller if appropriate, comply with the requirements set forth in
Section 3.1 hereof.

         4.2 Conditions of Purchase. Purchaser's obligation to purchase and pay for Eligible Loans in a Portfolio hereunder shall be subject to the following conditions precedent:

         (a) the Eligible Loans in the Portfolio, aggregated with the other Eligible Loans that have been sold to Purchaser by Seller if appropriate, shall meet the requirements described in Section 3.1 hereof;

         (b) all representations, warranties and statements by or on behalf of Seller contained in this Agreement are true on the Scheduled Sale Date;

         (c) any notification to or approval by the Secretary or Guarantee Agency required by the Higher Education Act or the Guarantee Agreement as a condition to the assignment of Eligible Loans shall have been made or received and evidence thereof delivered to both Purchaser and the Trustee;

         (d) the entire interest of Seller in each Eligible Loan shall have been duly assigned by endorsement, such endorsement to be without recourse except as provided in Article V hereof;

         (e) the Seller shall, at its own expense, indicate in its files that the Student Loans sold on such date have been sold to the Purchaser pursuant to this Agreement and pledged and assigned by the Purchaser to the Trustee for the benefit of the Registered Owners, and the Seller shall deliver to the Purchaser a Schedule of Student Loans certified by the Chairman, the President, the Vice President or the Treasurer of the Seller to be true, correct and complete as of the date thereof. Further, the Seller hereby agrees that the computer files maintained by the Seller as Servicer will bear an indication reflecting that the Student Loans sold to the Purchaser pursuant to this Agreement are owned by the Purchaser; and

         (f) prior to or on each Scheduled Sale Date, the Seller shall record and file, at its own expense, appropriate UCC-3 termination statements with respect to any previous liens on such Student Loans being sold and purchased hereunder.

         4.3 Rejection of Student Loans by Purchaser Prior to Purchase.

         (a) If (i) Seller is unable to make or furnish the representations and warranties required to be made or furnished by it pursuant to this Agreement as to such Student Loan, or (ii) Seller is unable to fulfill one or more covenants or conditions of this Agreement as to such Student Loan, or (iii) Purchaser in its reasonable judgment deems that such Student Loan does not comply with the terms and conditions of this Agreement or is not being delivered in compliance with such terms and conditions; or (iv) the conditions of Section 4.2 shall not have been complied with, then Purchaser may, in its sole discretion, refuse to accept and purchase any Student Loan.

         (b) If Purchaser rejects a Student Loan, any such Student Loan shall be excluded from the sale, and Seller shall be furnished with a letter identifying each excluded Student Loan and stating the basis for its exclusion. If
Purchaser rejects a Student Loan, Seller may substitute a different Eligible Loan for the rejected Student Loan, provided, however, that the terms and conditions of such Eligible Loan are in compliance with the terms and conditions of this Agreement.

         4.4 Consummation of Sale and Purchase of Portfolio.

         (a) To consummate the sale and purchase of a Portfolio of Eligible Loans, on or before the Scheduled Sale Date, Seller shall deliver to the Trustee on behalf of Purchaser such instruments of transfer, including a bill of sale and blanket endorsement, as Purchaser shall reasonably deem necessary for conveyance of title of the Eligible Loans contained in the Portfolio free and clear of all liens, encumbrances and security interests, and, upon receipt by Trustee of such instruments of transfer (which may occur by delivery of facsimile copies to be followed by delivery of the original executed instruments), the Purchaser shall direct and cause the Trustee, on behalf of Purchaser, to pay to Seller on said date the Purchase Price for such Portfolio. The purchase and sale of the Portfolio shall be effective as of the date of the bill of sale. Seller shall retain all ownership rights with respect to Eligible Loans in a Portfolio at all times prior to the effective date of the sale of such Portfolio.

         (b) Unless otherwise agreed by Seller, Purchaser and the Trustee, payment of the Purchase Price for a Portfolio of Eligible Loans shall be made by wire transfer of immediately available funds to Seller or its designated agent, with no offset, deduction, reserve or other holdback by Purchaser or the Trustee.

         4.5 Other Information and Documents. Seller shall furnish or make available to Purchaser such additional information concerning Seller's Student Loan portfolio as Purchaser may reasonably request. Seller shall execute all other documents and take all Other steps as may be reasonably requested by Purchaser or the Trustee from time to time to effect the sale hereunder of a Portfolio of Eligible Loans.

                                    ARTICLE V
                         REPURCHASE OBLIGATION OF SELLER

         5.1 Conditions Precedent to Repurchase Obligation. At the request of Purchaser or the Trustee, Seller shall repurchase any Student Loan purchased by Purchaser pursuant to this Agreement if:

         (a) any representation or warranty made or furnished by Seller in or pursuant to this Agreement shall prove to have been materially incorrect as to such Student Loan;

         (b) the Secretary or a Guarantee Agency, as the case may be, refuses to honor all or part of a claim filed with respect to a Student Loan (including any claim for interest subsidy, Special Allowance Payments, Insurance, reinsurance or Guarantee Payments) on account of any circumstance or event that occurred prior to the sale of such Student Loan to Purchaser; or

         (c) on account of any wrongful or negligent act or omission of Seller or its servicing agent that occurred prior to the sale of a Student Loan to Purchaser, a valid defense that makes the Student Loan unenforceable is asserted by a maker (or endorser, if any) of the Student Loan with respect to his or her obligation to pay all or any part of the Student Loan.

         5.2 Repurchase by Seller. Upon the occurrence of any of the conditions set forth in Section 5.1 hereof and upon the request of Purchaser or the Trustee, Seller shall pay to the Trustee, for the account of Purchaser, an amount equal to _______________________________% of the then-outstanding principal balance of such Student Loan, plus interest and Special Allowance Payments accrued and unpaid with respect to such Student Loan from the Scheduled Sale Date to and including the date of repurchase, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by Purchaser, the Trustee or the appropriate successors or assigns in connection with such Student Loans and arising out of the reasons for the repurchase. The repurchase obligation of Seller pursuant to this Section 5.2 shall constitute the sole remedy to the Purchaser against the Seller with respect to any event described in Section 5.1. With respect to any Student Loan repurchased by Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all of Purchaser's right, title and interest in and to such Student Loan, and all security and documents relating thereto.

                                   ARTICLE VI
                   COVENANTS AND ONGOING OBLIGATIONS OF SELLER

         6.1 Obligation of Seller to Forward Payments. Seller shall promptly remit, or cause to be remitted, to the Trustee or the Servicer as it or they may direct, all funds received by Seller after the Scheduled Sale Date which constitute payments of principal or interest or Special Allowance Payments accrued after the Scheduled Sale Date with respect to any Student Loan sold pursuant to Section 2.1 hereof.

         6.2 Obligation of Seller to Forward Communications. Seller shall immediately transmit to Purchaser any communication received by Seller after the Scheduled Sale Date with respect to a Student Loan or the borrower under such a Student Loan. Such communication shall include, but not be limited to, letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.

         6.3 Notification to Student Borrowers. Seller and Purchaser shall provide each borrower under the Eligible Loans purchased under this Agreement with notice of the assignment and transfer to the Trustee for the account and on behalf of Purchaser of Seller's interest in such Eligible Loans as required by the Higher Education Act.

         6.4 No Modification of Lender Agreements. Seller will consent to no amendments to, or modifications of the Contract of Insurance or Guarantee Agreement that may affect Eligible Loans which are sold or to be sold pursuant to this Agreement without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Amendments or modifications required by the Higher Education Act are excluded from the requirement of this Section 6.4.

         6.5 Clear Title. The Seller shall cause all termination statements, or partial releases, as the case may be, with respect to prior liens, financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Student Loans to be promptly filed, and at all times (except with respect to termination statements) to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Student Loans. The Seller shall deliver to the Purchaser and the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 6.5. The Seller shall be under no obligation hereunder in the event no prior liens exist with respect to the Student Loans.

         Except for the conveyances hereunder or as specified herein, the Seller will not purport to sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on the Student Loans purchased and assigned hereunder or on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Student Loans against all claim of third parties claiming through or under the Seller.

         6.6 Defenses. Seller shall take all reasonable actions to assure that no maker of an Eligible Loan has or may acquire a defense to the payment thereof.

         6.7 Release of Guarantee Agency or Secretary. Seller will not, with respect to any Eligible Loan subject to this Agreement, agree to release the Guarantee Agency or the Secretary from any of its contractual obligations to Guarantee or Insure such loan, or agree to otherwise alter, amend or renegotiate any terms or conditions under which such Eligible Loan is Guaranteed or Insured, without the express prior written consent of Purchaser and the Trustee.

         6.8 Borrower Withdrawal. In the event a Student Borrower withdraws within the period specified as qualifying for a cancellation refund by the Guarantee Agency, Seller agrees to pay the amount of the premium to be refunded to Purchaser.

                                   ARTICLE VII
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         7.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that:

         (a) Organization and Authority of Seller. Seller is duly organized, validly existing and in good standing under the laws of the State of Nebraska, and has all necessary statutory power and authority to own its assets and carry on its business as now being conducted; Seller has, and its officers acting on its behalf have, all necessary statutory power and authority to make and perform this Agreement, including (without limitation) the power and authority to sell, assign and transfer Student Loans to the Trustee on behalf of Purchaser, and to repurchase Student Loans as required under the terms hereof.

         (b) Eligible Lender Status. Seller has applied for and received the Secretary's or Guarantee Agency's designation, as the case may be, as an "eligible lender" under the Higher Education Act.

         (c) Legal and Binding Obligation. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action, and do not require any stockholder approval or approval or consent of or notice to, any trustee or holders of indebtedness or obligations of Seller; upon due execution and delivery by the parties hereto, this Agreement will constitute the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

         (d) No Conflicts. Neither the execution, delivery or performance by Seller of this Agreement, nor the consummation or performance by Seller of the transactions contemplated hereby, will conflict with, result in a violation of or constitute a default (or an event which could constitute a default with the passage of time or notice or both) under, (i) any of the term of Seller's charter or bylaws, or (ii) any indenture, mortgage, contract or other agreement to which Seller is a party or by which it or its properties are bound, or any law or regulation by which it or its properties are bound, where, in the case of this clause (ii), such conflict, violation or default could have a material adverse effect on Seller's ability to perform its obligations hereunder. Seller is not a party to or bound by any agreement or instrument or subject to any charter or other corporate restrictions or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

         (e) No Defaults or Violations. Seller is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which Seller is a party or by which it or its properties are bound, or in violation of any law or regulation, which default or violation could have a material adverse effect on Seller's ability to perform its obligations hereunder.

         (f) No Consents. No consent, approval or authorization of any government or governmental body, including (without limitation) the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of

Governors of the Federal Reserve System or any state bank regulatory agency, is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby.

         (g) No Litigation. There are no pending or threatened actions or proceedings by or before any court, administrative agency or arbitrator, that could if adversely determined, materially and adversely affect the ability of Seller to perform its obligations hereunder, and there are no presently existing orders of any court, administrative agency or arbitrator that could have a material and adverse effect on the ability of Seller to perform its obligations hereunder.

         (h) Continuing Obligation of Seller. Seller agrees that during the term of this Agreement, it will (i) remain in good standing and qualified to do business under the laws of the United States of America and the jurisdictions in which it operates, (ii) conduct its business in accordance with all applicable state and federal laws, (iii) continue to be qualified to carry out this Agreement, and (iv) be an "eligible lender" under the Higher Education Act and continue to be approved by the Guarantee Agency.

         (i) Solvency. The fair salable value of the assets on a going concern basis of the Seller and its subsidiaries, on a consolidated basis, as of the time of each Scheduled Sale Date is in excess of the total amount of their liabilities. With respect to each Scheduled Sale Date, at the close of the immediately preceding fiscal quarter of the Seller, the Seller had a positive net worth as determined in accordance with generally accepted accounting principles.

         7.2 Representations and Warranties of Seller with Respect to Student Loans. Seller hereby represents and warrants to Purchaser that as of the date of sale of any Eligible Loan:

         (a) Accuracy of Information. Any information furnished by Seller to Purchaser or its agents with respect to any Eligible Loan is true, complete and correct.

         (b) Validity of Loans. Each Eligible Loan has been duly executed and delivered and constitutes the legal valid and binding obligation of the maker (and the endorser, if any) thereof, enforceable in accordance with its terms.

         (c) No Defenses Against Repayment of Loans. The amount of the unpaid principal balance of each Eligible Loan is true and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any Eligible Loan which can be asserted and maintained or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained by the borrower against the Trustee as assignee thereof. The rate of interest carried by each Eligible Loan is the which was allowable by law at the time the loan was made, and no such Eligible Loan carries a rate of interest in excess of that permitted by the provisions of the Higher Education Act.

         (d) Ownership and Location of Loans; Existence of Liens. Seller is the sole owner and holder of each Eligible Loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances, and upon the endorsement and delivery of promissory notes evidencing such Eligible Loan to Purchaser pursuant to this Agreement, Purchaser will acquire full right, title and interest in the Eligible Loan free and clear of all liens, pledges or encumbrances whatsoever. All documentation relating to the Eligible Loans, including the original promissory note for each Eligible Loan, is in the possession of UniPac.

         (e) Guarantee and Insurance on Loans. Each Eligible Loan sold hereunder is either Insured or Guaranteed. With respect to all Insured Loans being acquired, a Contract of Insurance is in full force and effect with respect thereto, the applicable Certificates of Insurance are valid and binding upon the parties thereto in all respects, Seller is not in default in the performance of any of its covenants and agreements made in respect thereof and such Insurance is freely transferable as an incident to the sale of each Eligible Loan to be sold. With respect to all Guaranteed Loans being acquired, a Guarantee Agreement is in full force and effect with respect thereto and is valid and binding upon the parties thereto in all material respects, Seller is not in default in the performance of any of its covenants and agreements made in such Guarantee Agreement, and such Guarantee is freely transferable as an incident to the sale of each Eligible Loan to be sold. All amounts due and payable to the Secretary or the Guarantee Agency, as the case may be, have been paid in full by Seller, and none of the Eligible Loans to be sold to Purchaser has at any time been tendered to either the Secretary or the Guarantee Agency for payment.

         (f) Compliance with Higher Education Act. Each Eligible Loan complies in all respects with the requirements of the Higher Education Act and is an Eligible Loan as those terms are defined in this Agreement.

         (g) Compliance with Federal Laws. Each Eligible Loan was made in compliance with all applicable local, state and federal laws, rules and regulations, including without limitation all applicable nondiscrimination, truth-in-lending, consumer credit and usury laws.

         (h) No Discrimination. In making each Eligible Loan to be purchased by Purchaser pursuant to this Agreement, Seller has not discriminated based upon the educational institutions attended by, or the age, sex, race, national origin, color, religion, handicapped status, income, attendance at a particular eligible institution within the area served by Purchaser, length of the Student Borrower's educational program, or the Student Borrower's academic year in school.

         (i) Serial Loans. The Eligible Loans to be purchased pursuant to this Agreement include all Eligible Loans of any one borrower held by Seller.

         (j) Due Diligence in Servicing Loans. Seller and any independent servicer have each exercised and shall continue until the Scheduled Sale Date to exercise due diligence and reasonable care in making, administering, Servicing and collecting the Eligible Loans and Seller has conducted a reasonable investigation of sufficient scope and content to enable it duly to make the representations and warranties contained in this Agreement. Seller has paid the costs and expenses incident to origination of the Eligible Loans, and has no right of reimbursement therefor from Purchaser.

         (k) Origination Fees. Seller has reported the amount of origination fees (if any) authorized to be collected with respect to any Eligible Loan pursuant to Section 438(c) of the Higher Education Act to the Secretary for the period in which such fee was authorized to be collected; and Seller has made any refund of an origination fee collected in connection with any Eligible Loan which may be required pursuant to the Higher Education Act.

         (l) Insurance Premium. For each Eligible Loan Seller has reported the amount of the insurance premium authorized to be collected, and has paid said premium to the Guarantee Agency or the Secretary with all rights therein inuring to Purchaser.

         (m) Schedule of Student Loans. The information set forth in each Schedule of Student Loans is true and correct in all material respects as of the opening of business on the respective Scheduled Sale Date, and no selection procedures believed to be adverse to the Purchaser have been utilized in selecting the Student Loans for inclusion therein.

         (n) Title. It is the intention of the Seller that the transfer and assignment from the Seller to the Purchaser herein contemplated constitute a true sale of the Student Loans to the Purchaser and that neither the interest in nor title to the Student Loans shall become or be deemed property of the Seller's estate in the event of the filing of a bankruptcy or insolvency petition by or against the Seller under any bankruptcy or insolvency law.

         (o) Documents. The Seller shall furnish and file, if appropriate, any document reasonably requested by the Purchaser to perfect the Purchaser's ownership interest in the Student Loans.

         (p) No Fraudulent Conveyance. The transactions contemplated by this Agreement are and will be in the ordinary course of the Seller's business and the Seller has valid business reasons for transferring the Student Loans rather than obtaining a secured loan with the Student Loans as collateral. Both before and immediately after giving effect to any transfer: (i) the Seller transferred or will transfer the Student Loans to the Purchaser without any intent to hinder, delay or defraud any current or future creditor of the Seller; (ii) the Seller was not or will not be insolvent or did not or will not become insolvent as a result of any transfer; (iii) the Seller was not engaged and was not about to engage, and will not engage, in any business or transaction for which any property remaining with the Seller was or will constitute unreasonably small capital in relation to the business of the Seller or the transaction; and (iv) the Seller did not intend or will not intend to incur, and did not believe or reasonably should not have believed, or will not believe or reasonably shall not have believed, that it would incur, debts beyond its ability to pay as they become due.

         (q) Sales Not Subject to Bulk Transfer. Each sale, transfer, assignment and conveyance of the Student Loans by the Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

         (r) No Transfer Taxes Due. Each sale, transfer, assignment and conveyance of the Student Loans (including all payments due or to become due thereunder) by the Seller pursuant to this Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Purchaser or the Seller to any federal, state or local government ("Transfer Taxes") except such Transfer Taxes as are paid by the Seller at the time of transfer, assignment and conveyance and except UCC filing fees. In the event that the Purchaser receives actual notice of any unpaid Transfer Taxes arising out of the transfer, assignment and conveyance of the Student Loans, on written demand by the Purchaser, or upon the Seller otherwise being given notice thereof, it shall pay, and otherwise indemnify and hold the Purchaser and the Trustee harmless therefor. The Seller shall not be responsible for the Purchaser's or the Trustee's income taxes.

         7.3 Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents, covenants and warrants to Seller that:

         (a) Organization and Authority of Purchaser. Purchaser is a duly organized, validly existing corporation in good standing under the laws of the State of Nevada; Purchaser has, and its officers acting on its behalf have, all necessary statutory power and authority to make and perform this Agreement, including (without limitation) the power and authority to purchase Student Loans from Seller under the terms and conditions of this Agreement.

         (b) Legal and Binding Obligation. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action,

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

and do not require any stockholder approval or approval or consent of, or notice to, any trustee or holders of indebtedness or obligations of Purchaser; upon due execution and delivery by the parties hereto, this Agreement will constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

         (c) No Conflict. Neither the execution, delivery and performance by Purchaser of this Agreement, nor the consummation or performance by Purchaser of the transactions, contemplated hereby, will conflict with, result in a violation of, or constitute a default (or an event which could constitute a default with the passage of time or notice or both) under, (i) any of the terms of Purchaser's charter or bylaws, or (ii) any indenture, mortgage, contract or other agreement to which Purchaser is a party or by which it or its properties are bound, or any law or regulation by which it or its properties are bound, where, in the case of this clause (ii), such conflict, violation or default could have a material adverse effect on Purchaser's ability to perform its obligations hereunder. Purchaser is not a party to or bound by any agreement or instrument or subject to any charter or other corporate restrictions or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement.

         (d) No Defaults or Violations. Purchaser is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which Purchaser is a party or by which it or its properties are bound, or in violation of any law or regulation, which default or violation could have a material adverse effect on Purchaser's ability to perform its obligations hereunder.

         (e) No Consents. No consent, approval or authorization of any government or governmental body is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby.

         (i) No Litigation. There are no pending or threatened actions or proceedings by or before any court, administrative agency or arbitrator, that could if adversely determined, materially and adversely affect the ability of Purchaser to perform its obligations hereunder, and there are no presently existing orders of any court, administrative agency or arbitrator that could have a material and adverse affect on the ability of Purchaser to perform its obligations hereunder.

         (g) Continuing Obligation of Purchaser. Purchaser agrees that during the term of this Agreement, it will (i) remain in good standing and qualified to do business under the laws of the State of Nevada, the United States of America and any other jurisdictions in which it operates, (ii) conduct its business in accordance with all applicable state and federal laws, and (iii) continue to be qualified to carry out this Agreement.

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                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Communications and Notices. Unless otherwise expressly provided herein, all notices, requests, demands or other instruments which may or are required to be given by either party to the other or to the Trustee, shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to whom such notice is to be given, or upon expiration of a period of 48 hours from and after the postmark thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, addressed as follows:

         If to Seller:

         Union Bank and Trust Company
         3643 S. 48th Street
         Lincoln NE 68506-0155
         Attention: Ken Backemeyer, Senior Vice President
         (402) 483-8131
         Fax: (402) 483-8286

         If to Purchaser:

         _____________________
         _____________________
         _____________________
         _____________________
         Attention: _______________
         ( )
         Fax: ( )

         If to the Trustee:

         Norwest Bank Minnesota, National Association
         6th Street and Marquette Avenue
         Minneapolis, Minnesota 55479-0069
         Attention: Corporate Trust Department, Student Loan Group
         (612) 667-0822
         Fax: (612) 667-9825

Any party may change the address and name of the addressee to which subsequent notices are to be sent to it, by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the 5th day after it is mailed.

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